Exhibit 99.1

Contact:
Heather Beshears
Vice President, Corporate Communications
InPlay Technologies, Inc.
480-586-3357
Heather@InPlayTechnologies.com

InPlay Technologies Appoints Steven Hanson CEO, Previous CEO and CFO Bob Brilon Resigns
William Rodes named acting CFO

PHOENIX, Ariz. (July 2, 2007)– InPlay Technologies (NASDAQ: NPLA) announced today that Steven Hanson, 59, has been named chief executive officer, succeeding Bob Brilon who resigned as chief executive officer, chief financial officer and director. William Rodes, 52, currently VP of Finance and Administration, has been appointed acting CFO.

“I believe in the market opportunity for our technologies and look forward to guiding the company through its next stage of growth,” said Hanson. “We thank Bob for his efforts in building this company, from his guidance in the company’s public offering in 1999 to his vision of expanding our portfolio of innovative technologies.”

Hanson has served as a director since 2004 and has been chairman of the board of directors since 2005. Hanson is a partner at Knowledge Capital Alliance, a consulting firm in leadership development and organizational performance, as well as a partner in Southwest Value Acquisitions, a private equity firm. Hanson has over thirty-two years of senior executive experience in the high technology industry. As president and chief executive officer of ON Semiconductor, he led the company through a very rapid transformation from a private entity to a public company, while completing a major acquisition and reinventing itself to become one of the global leaders in power management technologies. Hanson began his career at Motorola, working his way through the organization in a number of engineering, management and leadership positions. Before leading the leveraged buyout of ON from Motorola, he was senior vice president and general manager for the Standard Components Group.

Rodes joined InPlay in 2006. Previously, he was chief financial officer for Gold Canyon Candle Co., where he managed the finance and operations functions. Prior to that, Rodes was chief financial and accounting officer for White Electronic Designs (NASDAQ: WEDC), a manufacturer of memory components, liquid crystal displays and interface devices for original equipment manufacturers.

About InPlay Technologies
InPlay Technologies develops, markets and licenses proprietary emerging technologies. Working with its licensees and OEM customers, InPlay offers technology solutions that enable innovative designs and improved functionality for electronic products. The company's MagicPoint® technology is the only digital-based pen-input solution for the rapidly growing tablet PC and mobile computing markets. Its Duraswitch® brand of electronic switch technologies couples the friendly tactile feedback of mechanical pushbuttons and rotary dials with the highly reliable, thin profile of membrane switches, making it ideal in a wide range of commercial and industrial applications. InPlay is focused on further commercializing these technologies and seeking additional innovative technologies to enhance its portfolio. Visit www.inplaytechnologies.com for more information.

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding our assessment of the market opportunities for our technologies and our ability to grow the company. Risks and uncertainties that could cause results to differ materially from those projected include lack of market acceptance of our technologies, inability to gain market share and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007. These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

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